EXHIBIT 6.1
                               FUNDING AGREEMENT

     This Agreement, entered into this 23rd day of March 1999, is by, between, and among Claudia A. McAdam, an individual ("McAdam"), Great Expectations Family Limited Partnership, a Colorado limited partnership ("GEFLP"), Growth Ventures, Inc., a Colorado corporation ("GVI"), Imagenetix, a California corporation ("Imagenetix"), Internet International Business Management, Inc., a Colorado corporation ("IIBM").

                                  RECITALS:

     WHEREAS, Imagenetix has entered into an Exchange Agreement dated of even date herewith by, between, and among IIBM, Imagenetix, and the shareholders of Imagenetix (hereinafter the "Exchange Agreement") whereby Imagenetix shall become a wholly owned subsidiary of IIBM;

     WHEREAS, subsection 1.3 of the Exchange Agreement requires IIBM to furnish a $300,000 line of credit to Imagenetix;

     WHEREAS, McAdam, GEFLP, and GVI, or its assigns, (hereinafter collectively the "Funding Parties" or individually a "Funding Party") have agreed with IIBM to provide the $300,000 line of credit to satisfy the requirements of subsection
1.3 of the Exchange Agreement, and Imagenetix is willing to accept funding from IIBM as set forth herein in satisfaction of the requirements of such subsection 1.3;

     WHEREAS, the provisions of subsection 5.15 of the Exchange Agreement requiring the filing and processing of a registration statement (the "Registration Statement") with the Securities and Exchange Commission ("SEC"), are hereby adopted and incorporated herein;

     WHEREAS, the parties hereto have agreed to the funding provisions as set forth herein;

     NOW, THEREFORE, in consideration of the mutual terms and conditions set forth herein, and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. Line of Credit. The Funding Parties, severally and not jointly, each hereby agrees to loan to IIBM, and IIBM hereby agrees to loan to Imagenetix, upon reasonable request, up to the following maximum amount of funds which shall be made available to IIBM, and IIBM shall make available to Imagenetix, in the following order:

                                   Amount
               Name                of Loan   Payment Date


               McAdam              $50,000   As of the date of this Agreement
               GEFLP               $50,000   As of the date of this Agreement
               GVI, or its assigns $200,000  As of the Closing of the Exchange
                                             Agreement, as provided therein


The terms and conditions of the loans to IIBM are set forth in the form of a Promissory Note, a copy of which is attached hereto as Exhibit "B-1" and incorporated herein (the "IIBM Note" or "IIBM Notes"). The terms and conditions of the loans from IIBM to Imagenetix are set forth in the form of a Promissory Note, a copy of which is attached hereto as Exhibit "B-2" and incorporated herein (the "Imagenetix Note"). Simultaneous with the furnishing of funds by one of the Funding Parties to IIBM, IIBM shall execute and deliver an IIBM Note to that Funding Party. Simultaneous with the furnishing of funds by IIBM to Imagenetix, Imagenetix shall execute and deliver an Imagenetix Note to IIBM. The principal and interest due under the IIBM Notes are convertible into shares of Common Stock of IIBM, at the option of the Funding Party holding the IIBM Note, as set forth in the IIBM Notes.

     2. Draws of Funds. Each request for funds pursuant to this Agreement shall be accompanied by a reasonable description of the use of such funds, which funds shall be used for

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the business of Imagenetix.  Each such request shall be subject to the approval of Gary J. McAdam, which approval shall not be unreasonably withheld.

   3.  Issuance of Warrants.  As partial consideration for the Funding
Parties providing the funding to IIBM, IIBM shall issue to the members of the Funding Parties one "A" warrant and one "B" warrant to purchase common shares of IIBM for each $1.00 loaned by the particular member of the Funding Parties, which warrants shall be subject to the terms and conditions set forth in the forms attached hereto as Exhibits "B-3" and "B-4" and incorporated herein (the "Warrants"). The Warrants shall be issued, and Warrant certificates delivered, not later than the Closing of the Exchange Agreement separately to each member of the Funding Parties as follows:


                                                   Number of Warrants
               Funding Party                      Class "A"   Class "B"
               McAdam                             50,000         50,000
               GEFLP                              50,000         50,000
               GVI, or its assigns                200,000        200,000


   4. Registration Rights. IIBM hereby grants the following registration rights in connection with the shares of Common Stock issued upon conversion of the IIBM Notes, if any, the Warrants, the shares of Common Stock underlying the Warrants and the shares of Common Stock issued upon conversion of the Warrants, if any.

       a. Registration Statement. IIBM shall include in the Registration Statement filed by IIBM pursuant to subsection 5.15 of the Exchange Agreement, the Warrants, the shares of Common Stock of IIBM underlying the Warrants, the shares of Common Stock issued upon conversion of the Warrants, if any and the shares of Common Stock issued upon conversion of the IIBM Notes, if any.

       b. Piggyback Rights. If and when IIBM shall file a registration statement with the SEC under the Securities Act of 1933 (the "Act") for the sale of any of the securities of IIBM, prior to five years from the date hereof, on a form prescribed by the Act which is appropriate for registration for sale of any of the following securities of IIBM (the "Registerable Securities") held by a Funding Party who is the registered holder of such securities as of the date for the proposed filing of the registration statement by IIBM to wit:

       Class "A" Warrants and the shares of Common Stock underlying the Warrants Class "B" Warrants and the shares of Common Stock underlying the Warrants Shares of Common Stock acquired by a Funding Party on exercise of
               Class "A" and/or Class "B" Warrants
       Shares of Common Stock acquired by a Funding Party on conversion of
               Class "A" and/or Class "B" Warrants
       Shares of Common Stock acquired by a Funding Party on conversion of an
               IIBM Note
then IIBM shall give written notice thereof to the holders of the Registerable Securities prior to such filing, and the holders of the Registerable Securities shall have the right to request to have included therein such number of the Registerable Securities as shall be specified in such request, provided, however, that the inclusion of such shares shall not unreasonably interfere with IIBM's registration of its shares and that in no event shall IIBM be obligated
(i) to file such registration statement at any time other than during the period ending five years following the date of this Agreement, or (ii) to keep the prospectus with respect to the Registerable Securities current for any period extending beyond five years from the date of this agreement. If a Funding Party does not make a request for such registration within twenty days after receipt of notice from IIBM, IIBM shall have no obligation to include any such Registerable Securities in such registration statement, or in any future registration statement.

       c. Underwriting Requirements. In connection with any offering involving an underwriting of shares being issued by IIBM under subparagraph (b) above, IIBM shall not be required under subparagraph (b) to include any of the Registerable Securities in such underwriting unless the holders of the Registerable Securities accept the terms of the underwriting as agreed upon between IIBM and the underwriters selected by it, and then only in such quantity as will not, in the opinion of the underwriters, jeopardize the success of the offering by IIBM. If the total amount of securities, including the Registerable Securities, requested to be included in such offering exceeds the amount of securities to be sold, other than by the Company, that the underwriters reasonably believe compatible with the success of the offering, only the number of such securities, including the Registerable Securities, which the underwriters believe will not jeopardize the success of the offering, but in no event shall (i) the number of Registerable Securities included in the offering be reduced below ten percent (10%) of the total number of shares included in such offering.

       d. State Registrations. At the written request of Funding Parties who are the registered holders of a majority in number of the Registerable Securities, IIBM shall file a registration statement with one state in which the Funding Parties intend to sell the Registerable Securities, provided that such filing can be made without unreasonable expense to IIBM and without materially affecting the registration statement filed with the SEC. IIBM shall cooperate with the holders of the Registerable Securities in the filing of a registration statement in one or more additional states, provided that the holders of such Registerable Securities shall reimburse IIBM for its time, effort, and costs reasonably associated with such filings.

       e. Payment of Expenses. IIBM shall bear all expenses incurred by it in registering the Registerable Securities hereunder, including without limitation, all filing, registration and qualification fees of the SEC or any state agency (except for fees incurred in states expressly designated by the holders of the Registerable Securities in subparagraph (d) above), printing expenses, fees and disbursements of legal counsel and all accounting expenses including expenses of the year-end audits. The holders of the Registerable Securities shall bear the fees and disbursements of their own legal counsel, underwriting or brokerage discounts and commissions, expenses of the brokers or underwriters of the Funding Parties, and fees of the National Association of Securities Dealers, Inc.

      f. Cooperation of the Holders of the Registerable Securities. It shall be a condition of the obligations of IIBM to take action in response to any request for registration by a holder of Registerable Securities that such request include or be accompanied by all of the following: (i) the holder's confirmation that such person then has a present intention of selling or distributing the Registerable Securities which are the subject of such request;
(ii) information with respect to the holder and the number of Registerable Securities proposed to be sold and a description of such Registerable Securities, or, to the extent that such information is not then available, the holder's undertaking to furnish the same; (iii) the indemnity agreement specified in subparagraph (g) below; (iv) the holder's agreement to refrain, in connection with such registration, offering and sale, from taking any action violative of the anti-manipulative rules promulgated under the Securities Exchange Act of 1934, as amended; and (v) the holder's agreement to cooperate with IIBM generally in connection with such registration, and the undertaking to execute such further documents relating to formal matters in connection with such registration, offering and sale as may be necessary, appropriate and proper to effectuate the transactions contemplated by such request.

      g. Indemnification. Any registration hereunder shall be accompanied by an agreement of the holder of the Registerable Securities to be registered to indemnify IIBM, each of its directors, each of its officers who sign the registration statement, and each person who controls IIBM against any loss, claim, liability, damage or action arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in the registration statement when the same becomes effective or in any final prospectus or amendment or supplement thereto, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and to reimburse the indemnified persons for any legal or other expenses reasonably incurred in investigating or defending any such action or claim, but only to the extent that the untrue statement (or alleged untrue statement) or omission (or alleged omission) was made in reliance upon and in conformity with written information furnished to IIBM by or on behalf of the holder for use in the registration statement, final prospectus, or amendment or supplement thereto, as the case may be.

    5. The securities acquired and to be acquired and which may be acquired pursuant to this Funding Agreement have not been registered under the Securities Act of 1933 (the "Act"), or under the securities laws of any state. The securities have been and will be acquired for investment any may not be transferred or sold in the absence of an effective registration statement or other compliance under the Act and the laws of the applicable state or a "no action" or interpretive letter from the Securities and Exchange Commission or an opinion of counsel reasonably satisfactory to the MBSI, and its legal counsel, to the effect that the sale or transfer is exempt from registration under the act and such state statutes.

         a.   Each of the Funding Parties, severally, represents and warrants:

              i. The securities acquired and to be acquired and which may be acquired pursuant to this Funding Agreement are being acquired for the Funding Party's own account to be held for investment purposes only and not with a view to, or for, resale in connection with any distribution of such securities or any interest therein without registration, or an applicable exemption from registration, or other compliance under the Act, or any state securities law, and the Funding Party has no direct or indirect participation in any such undertaking or in underwriting such an undertaking.

             ii. The Funding Party has been advised and understands that the securities have not been registered under the Act, or any state securities laws, and MBSI is under no obligation to register the securities under the Act or such state securities laws, except as specifically provided herein.

     6.   Miscellaneous.

          a. Notices. All communications provided for herein shall be in writing and shall be deemed to be given or made when served personally or when deposited in the United States mail, certified return receipt requested, addressed as follows, or at such other address as shall be designated by any party hereto in written notice to the other party hereto delivered pursuant to this subsection:

          McAdam:                  14 Red Tail Drive
                                   Highlands Ranch, CO 80126

          GEFLP, IIBM and GVI:     14 Red Tail Drive
                                   Highlands Ranch, CO 80126
                                   Attn: Gary J. McAdam

          With Copy to:            Ronald N. Vance
                                   Attorney at Law
                                   57 West 200 South
                                   Suite 310
                                   Salt Lake City, UT 84101

          Imagenetix
          and Shareholders:        1702 Macero Street
                                   Escondido, CA 92029
                                   Attn: William P. Spencer

          With Copy to:            Louis K. Bruno
                                   Attorney at Law
                                   135 West Mission Avenue
                                   Suite 105
                                   Escondido, CA 92025

          b. Default. Should any party to this Agreement default in any of the covenants, conditions, or promises contained herein, the defaulting party shall pay all costs and expenses, including a reasonable attorney's fee, which may arise or accrue from enforcing this Agreement, or in pursuing any remedy provided hereunder or by the statutes of the State of Utah.

          c. Assignment. This Agreement is not assignable in whole or in part by any Funding Party without the prior written consent of IIBM.

          d. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their heirs, executors, administrators, successors and approved assigns.

          e. Partial Invalidity. If any term, covenant, condition, or provision of this Agreement or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement or application of such term or provision to persons or circumstances other than those as to which it is held to be invalid or unenforceable shall not be affected thereby and each term, covenant, condition, or provision of this Agreement shall be valid and shall be enforceable to the fullest extent permitted by law.

          f. Entire Agreement. This Agreement constitutes the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes all negotiations, representations, prior discussions, letters of intent, and preliminary agreements between the parties hereto relating to the subject matter of this Agreement.

          g. Interpretation of Agreement. This Agreement shall be interpreted and construed as if equally drafted by all parties hereto.

          h. Survival of Covenants, Etc. All covenants, representations, and warranties made herein to any party, or in any statement or document delivered to any party hereto, shall survive the making of this Agreement and shall remain in full force and effect until the obligations of such party hereunder have been fully satisfied.

          i. Further Action. The parties hereto agree to execute and deliver such additional documents and to take such other and further action as may be required to carry out fully the transactions contemplated herein.

          j. Amendment. This Agreement or any provision hereof may not be changed, waived, terminated, or discharged except by means of a written supplemental instrument signed by the party or parties against whom enforcement of the change, waiver, termination, or discharge is sought.

          k. Full Knowledge. By their signatures, the parties acknowledge that they have carefully read and fully understand the terms and conditions of this Agreement, that each party has had the benefit of counsel, or has been advised to obtain counsel, and that each party has freely agreed to be bound by the terms and conditions of this Agreement.

          l. Headings. The descriptive headings of the various sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

          m. Counterparts. This Agreement may be executed in two or more partially or fully executed counterparts, each of which shall be deemed an original and shall bind the signatory, but all of which together shall constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto executed the foregoing Funding Agreement as of the day and year first above written.


McAdam:                            /s/ Claudia A. McAdam, Individually

GEFLP:                             Great Expectations Family Limited Partnership

                                   By /s/ Gary J. McAdam
                                          Its General Partner

IIBM:                              Internet International Business Management,
                                   Inc.

                                   By /s/ Gary J. McAdam, President

Imagenetix:                        Imagenetix

                                   By /s/ William P. Spencer, President

GVI:                               Growth Ventures, Inc.

                                   By /s/ Gary J. McAdam, President


                               ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and delivers unto __________________________________ all right, title and interest of the undersigned in and to that certain Funding Agreement by, between and among Claudia A. McAdam, Great Expectations Family Limited Partnership, a Colorado Limited Partnership, Growth Ventures, Inc., a Colorado corporation, Imagenetix, a California corporation, and Internet International Business Management, Inc., a Colorado corporation, dated the 23rd day of March 1999.

     Dated this __________ day of _______________ 1999.

                                   _______________________________
                                   Print Name_____________________

                               ACCEPTANCE OF ASSIGNMENT

     __________________________________ hereby accepts the foregoing assignment of all right, title and interest of __________________________________ in and to the Funding

Agreement identified above and in consideration therefore agrees to be bound by the terms and conditions of said Funding Agreement as it applied to the Funding Parties therein.

     Dated this __________ day of _______________ 1999.

                                   _______________________________
                                   Print Name_____________________

                                CONSENT TO ASSIGNMENT

     Internet International Business Management, Inc., a Colorado corporation, a party to that certain Funding Agreement identified above, by and through its undersigned duly authorized officer hereby consents to the foregoing assignment and acceptance thereof.

     Dated this __________ day of _______________ 1999.

                                   Internet International Business Management,
Inc.

                                   By_____________________________
                                   It_____________________________
                                   Print Name_____________________